UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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tw telecom inc.
(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

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Item 5.07. Submission of Matters to a Vote of Security Holders

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K dated June 1, 2011 and the Current Report on Form 8-K dated October 31, 2011. The purpose of this amendment is to disclose tw telecom inc.’s (the “Company”) revised decision with respect to how frequently it will include a stockholder advisory vote on executive compensation in its proxy materials.

Changing to an annual advisory Say-on-Pay Vote in 2013

The Company’s Board of directors has determined that beginning with its 2013 annual meeting, the Company will hold annual advisory votes on executive compensation, rather than triennial votes, as previously announced.

The Board’s Rationale for the 2011 selection of 3 year frequency

In June 2011, the Company put the question of the frequency of an advisory Say-on-Pay vote on its ballot. While there was no clear mandate provided in the voting results, a majority of stockholders voted for multi-year frequency (primarily 3 years), as noted in the 2011 vote results below.

2011 Shareholder Vote

On June 3, 2011, the Company filed a Current Report on Form 8-K disclosing that the results of the nonbinding vote of stockholders at the Company’s 2011 Annual Meeting of Stockholders with respect to the frequency of advisory votes on executive compensation were as follows:

1 year	69,165,234
2 years	2,842,598
3 years	68,277,252
Multi-year	71,119,850	, or 50.7% of the vote

The Board listened and carefully considered the interests of all investors in arriving at their decision. Although the stockholder vote was close, the Board decided to honor the vote of a majority of its investors for the multi-year approach and therefore selected a triennial frequency for advisory votes on executive compensation, which was disclosed in a Current Report on Form 8-K dated October 31, 2011. This decision was consistent with the recommendation of the Board and management set out in the proxy statement that solicited the vote.

ISS Actions

ISS, a third party proxy advisory service that makes vote recommendation to investors, analyzed our voting results differently and excluded its estimate of the votes cast by the Company’s Board and management from the vote results. In doing so ISS mistakenly overstated the number of Board and management votes by over 3 million shares by including options which have no voting rights. The resulting calculation swung the vote slightly toward the one year choice, but still without a clear mandate. Based on their calculation, ISS concluded that the Company disregarded the opinions of a “majority” of the stockholders and for that reason recommended that the stockholders should withhold their votes for the entire board.

The Company believes that this is an inappropriate position based on a single governance issue that had no stockholder mandate. We also question policy that requires our management and Board to hold shares to promote alignment with stockholders but then disregards their opinions in tabulating votes.

The Change to an Annual Advisory Vote

Nevertheless, in the interest of eliminating any investor confusion or possible perception of overhang on our strong performance and governance track record, the Company is making this change to an annual advisory vote on executive compensation to most expeditiously address the concern at hand and allow continued focus on the all-important objective of shareholder value creation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

Dated: May 31, 2012